UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 10, 2008

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

DB G10 CURRENCY HARVEST MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB G10 Currency Harvest Fund – Delaware DB G10 Currency Harvest Master Fund – Delaware	16-6562496 16-1756876
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-33020

001-33021

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Effective as of April 10, 2008, Kevin Rich resigned as Principal Financial Officer of DB Commodity Services LLC, the managing owner (the “Managing Owner”) of PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund. Mr. Rich will remain as a member of the Board of Managers, Director and Chief Executive Officer of the Managing Owner.

Effective as of April 10, 2008, Michael Gilligan has been appointed as Principal Financial Officer of the Managing Owner to fill the vacancy created by the resignation of Kevin Rich from said office.

A biography for Mr. Gilligan is set forth below:

Michael Gilligan joined Deutsche Bank AG in March 2008 and is a Director in the Finance Group. Mr. Gilligan serves as the Principal Financial Officer of the Managing Owner. Mr. Gilligan will serve as a principal of the Managing Owner, pending approval by and registration with the National Futures Association. Prior to joining Deutsche Bank, Mr. Gilligan worked for Credit Suisse from September 1998 to March 2008 and held a number of positions in finance; immediately prior to joining Deutsche Bank, Mr. Gilligan was the Chief Operating Officer of the Americas Credit Trading Group. Mr. Gilligan began his career at KPMG; he also worked at CIBC, Cantor Fitzgerald and Goldman Sachs. Mr. Gilligan is a Chartered Accountant and received his Bachelors of Science in Management from Trinity College in 1989 and his Post Graduate Diploma in Professional Accounting from University College Dublin in 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Kevin Rich
	Name:	Kevin Rich
	Title:	Director and Chief Executive Officer

By:	/s/ Gregory S. Collett
	Name:	Gregory S. Collett
	Title:	Chief Operating Officer

DB G10 Currency Harvest Master Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Kevin Rich
	Name:	Kevin Rich
	Title:	Director and Chief Executive Officer

By:	/s/ Gregory S. Collett
	Name:	Gregory S. Collett
	Title:	Chief Operating Officer

Date: April 11, 2008